Biogold Fuels™ Corporation Announces Completion of Reverse Merger

LOS ANGELES, October 29, 2007 - Biogold Fuels™ Corporation, a privately held Nevada company, has announced that it has successfully completed a reverse merger with Cab-Tive Advertising, Inc. (OTC Bulletin Board: CBVA). Cab-Tive plans to change its name to Biogold Fuels™ Corporation as soon as practical after all applicable requirements can be satisfied.

The merger transaction was completed by the merger of a wholly-owned subsidiary of Cab-Tive and Biogold Fuels, with Biogold Fuels remaining as the surviving company and a wholly-owned subsidiary of Cab-Tive. As a result of the merger, Biogold Fuels constitutes Cab-Tive’s sole business. The officers of Biogold Fuels have replaced all of the officers of Cab-Tive, the company will retain all Biogold Fuels employees, and the company will maintain its principal operations in Los Angeles, CA. Steve Racoosin, Biogold Fuels’ CEO, joined Cab-Tive’s board of directors.

The holders of the pre-merger Biogold Fuels shares of common stock will be entitled to receive approximately 1.5278617 shares of post-merger Cab-Tive shares of common stock, which will constitute approximately 80% of the outstanding capital stock of Cab-Tive. Letters of transmittal will be sent to appropriate holders providing instructions to them regarding how to receive their new shares.

The securities issued by Cab-Tive have not been registered under the Securities Act of 1933 or any state securities laws. Therefore, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

About Biogold Fuels™ Corporation

Biogold Fuels™ Corporation is seeking to develop, acquire, license and commercialize patented and proprietary technologies that its management believes will allow a significant amount of municipal solid waste to be recycled into synthetic diesel fuel to address the $93 Billon diesel fuel market in the United States. A major component of MSW is paper-based material, hydrocarbon-based material, and other high-energy value feedstocks.

The contents of this press release are presented as a general overview of Biogold Fuels. This release is intended only to contain general information regarding Biogold Fuels and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in Biogold Fuels. In addition, certain matters discussed in this release may constitute “forward-looking statements.” Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Biogold Fuels’ ability to control or predict, including, but not limited to, risks and uncertainties outlined in Biogold Fuels’ periodic reports filed with the SEC.

There can be no assurance that Biogold Fuels will in fact be successful in raising subsequent financing in order to build synthetic diesel production facilities to implement its business strategy. Other risk factors may include, but are not limited to, Biogold Fuels’ ability to successfully implement its business strategy, including its ability to develop and construct its planned facilities, to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of Biogold Fuels to achieve profitability even if it is able to sell its product at commercial levels, Biogold Fuels’ ability to develop synthetic diesel fuel from MSW, fluctuations in quarterly results, increased competition, and Biogold Fuels’ ability to protect the proprietary technology it uses. Further, Biogold Fuels operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond Biogold Fuels’ control, such as announcements by competitors and service providers.

The statements made herein are made as of the date of this release, and Biogold Fuels undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Biogold Fuels Corporation
Chris Barsness, CFO
(310) 556-0025
cbarsness@biogoldfuels.com